UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of
1934

                      Report for Event: May 16, 1996

                               INDENET, INC.
          (Exact name of registrant as specified in its charter)

       Delaware               0-18034             68-0158367
    (State of other        (Commission          (IRS Employer
     jurisdiction of        File No.            Identification
     incorporation)                             No.)

              1640 N. Gower Street, Los Angeles, CA     90028
            (Address of principal executive offices)  Zip Code)

Registrant's telephone number, including area code:
(213) 466-6388

                              Not applicable
                         (Former name and address)




                     This Report Consists of __ Pages


Item 1.  Changes in Control of Registrant.

     Not applicable.

Item 2.  Acquisition or Disposition of Assets.

     On May 16, 1996 IndeNet, Inc. ("the Company") completed the acquisition of Cable Computerized Management Systems ("CCMS") for a purchase price of $4,800,000. The acquisition was effected through the merger of CCMS into a newly-formed wholly-owned
subsidiary of the Company.   The purchase price was paid at the
closing by the Company paying $1,036,522 in cash and by the Company issuing 587,612 unregistered shares of the Company's common stock to the CCMS shareholders. The number of shares issued to the CCMS shareholders was based on the trading price of the Company's common stock, approximately $6.40 per share. The amount of the purchase price was based on a multiple of CCMS's earnings before interest, taxes, depreciation and amortization. The cash portion of the purchase price was paid from the Company's existing working capital reserves.

     CCMS is a designer and distributor of "traffic and billing" software that is used by the cable television industry to manage the airing and invoicing of TV commercials. The principal assets acquired by the Company consisted of CCMS's software, cash and accounts receivable. Although the Company intends to continue CCMS's operations, the Company may integrate CCMS with the Company's other complimentary businesses in the future.

Item 3.  Bankruptcy or Receivership

     Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

     Not applicable

Item 5.  Other Events.

     Not applicable

Item 6.  Resignations of Registrant's Directors.

     Not applicable


Item 7.  Financial Statements and Exhibits.

     (a) Financial Statements

     Audited financial statements of CCMS are not readily available and none of the conditions in Item 310(c)(2) of Regulation SB exceeds 20%. In addition, unaudited financial statements as contemplated in Item 310(c)(3)(ii) are not available. The following other financial information was prepared by CCMS:


                         Two Months          Twelve Months
                         Ended               Ended
                         February 29,        December 31,
                         1996                1995

Revenue                  $ 472,699           $1,805,153
Cost of Sales               25,662              301,167
Gross Profit               447,037            1,503,986

Operating Expenses:
     S, G and A            141,579              885,318
     Depreciation and
       Amortization          3,761               44,940
Operating income           301,698              573,728
Other income (expense)       2,779               20,551
Net income - pre-tax     $ 304,477           $  594,279




                         Balance Sheet       Balance Sheet
                         February 29,        December 31,
                         1996                1995

Current assets:
     Cash and cash
       equivalents       $ 429,785           $ 121,156
Total current assets       429,785             121,156
Property and equipment,
  net                       54,301              56,041
Goodwill                     3,000               3,000

TOTAL ASSETS             $ 487,086           $ 180,197

Current liabilities:
     Accounts payable
       and accrued
       expenses              3,573                -
     Note payable            5,557               6,718
Total current liabilities    9,130               6,718
Total liabilities            9,130               6,718
Stockholders' equity       477,956             173,479

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY   $ 487,086           $ 180,197



Note: The above summary financial information is unaudited, was prepared on a cash basis, and includes pro forma adjustment related to CCMS's profit sharing plan.

 In addition, pro forma financial information will be filed not later than 60 days after the filing date.

     (b) Exhibits

     99. Agreement and Plan of Merger, dated May 8, 1996.

Item 8.  Change in Fiscal Year.

     Not applicable.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   INDENET, INC.

Date:  May 31, 1996                /s/ Richard J. Parent
                                        Richard J. Parent
                                   Its: Chief Financial Officer
                                        and Secretary